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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
General Magic, Inc.:

We consent to incorporation by reference in Amendment No. 1 to the registration statement to be filed on or about December 15, 1999 on Form S-3 of General Magic, Inc. of our report dated January 22, 1999, except for note 17, which is as of March 30, 1999, relating to the consolidated balance sheets of General Magic, Inc. and subsidiary (a development stage enterprise) as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1998, and for the period from May 1, 1990 (inception) to December 31, 1998, which report appears in the December 31, 1998, annual report on Form 10-K of General Magic, inc. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.


                                                              KPMG LLP


Mountain View, California
December 15, 1999